CDI CORP.

                              RESTRICTED STOCK AGREEMENT

SECTION 1.  GRANT OF RESTRICTED STOCK.
            -------------------------


SECTION 1.   Grant of Restricted Stock.
             -------------------------

             CDI Corp. (the "Company") hereby grants to Gregory L. Cowan ("Executive") 5,000 shares of the Company's common stock par value $.10 per share, subject to the restrictions set forth herein. The Company, immediately following the execution of this Agreement, will issue or transfer 5,000 shares of the Company's common stock ("Stock") to Executive. The Stock shall consist of 10 certificates of 500 shares each, all registered in Executive's name (the "Certificates"), subject to the restrictions set forth herein.

SECTION 2.   Custody of Stock.

             The Company will deliver the Certificates to the Secretary of the Company ("Secretary"), to be held in escrow in accordance with the terms of this Agreement. Simultaneously with the delivery of the Certificates, Executive will sign and deliver to the Secretary an undated stock power with respect to each of the Certificates, authorizing the Secretary to transfer title to each
Certificate to the Company, in the event that Executive forfeits all or a portion of the Stock in accordance with the terms of this Agreement.

SECTION 3.   Rights to Vote Stock.

                Executive will be considered a shareholder with respect to the escrowed Stock and will have all corresponding rights, including the right to vote the Stock and to receive all dividends and other distributions with respect to the Stock, except that Executive will have no right to sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any escrowed Stock, and Executive's rights in the escrowed Stock will be subject to forfeiture as provided in Section 5 of this Agreement.

SECTION 4.   Vesting of Restricted Stock.

             Executive will vest, if at all, in 2,500 of the shares of Stock at the maximum rate of 500 shares per year for each of the calendar years 2000 through 2004 based on Executive's achievement of his goals for those years under the Company's management bonus program. Executive will vest in the same percentage of the 500 shares (up to 100%) for each year as he has achieved of his goals for such year. Executive will vest in the other 2,500 shares of Stock at the rate of 500 shares per year on October 25 of each of the years 2000 through 2004. If Executive's employment with the Company terminates for any reason, none of the unvested shares shall ever vest and such shares shall be forfeited to the Company as of the date that Executive's employment with the Company terminates. For all shares of Stock in which Executive becomes vested, the escrow will terminate and the Secretary will deliver the stock certificates to Executive as soon as practicable after such shares vest.


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SECTION 5.   Forfeiture of Stock.
             -------------------

             Executive shall forfeit all remaining escrowed Stock upon the termination of his service as an employee of the Company for any reason or upon any attempt by Executive to sell, exchange, transfer, pledge, hypothecate or otherwise dispose or encumber any of the escrowed Stock. Executive shall also forfeit any shares of escrowed Stock that were subject to vesting under Section 5(d) of the Employment Agreement, but which did not vest thereunder in a given year because Executive did not achieve at least 100% of his bonus goals for that year. Title to all forfeited shares of Stock shall be transferred back to the Company as soon as reasonably practicable after they are forfeited.

SECTION 6.   Stock Ownership Standards.
             -------------------------

             If Optionee is subject to any stock ownership standards imposed by the Company, those standards may affect Optionee's ability to sell or otherwise transfer some or all of the Shares purchased by Optionee through the exercise of this Option.

SECTION 7.   Compliance with Laws.
             --------------------

             All  shares  of  Stock   issued  to   Executive   or  his  personal
representative shall be transferred in accordance with all applicable laws, regulations or listing requirements of any national securities exchange, and the Company may take all actions necessary or appropriate to comply with such requirements including, without limitation, withholding federal income and other taxes with respect to such Stock; restricting (by legend or otherwise) such Stock as shall be necessary or appropriate, in the opinion of counsel for the Company, to comply with applicable federal and state securities laws, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission, which restrictions shall continue to apply after the delivery of certificates for the Stock to Executive or his personal representative; and postponing the issuance or delivery of any Stock. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated to issue or deliver any Stock if such action violates any provision of any law or regulation of any governmental authority or any national securities exchange.

SECTION 8.   Agreement Not to Affect Relationship with Company.
             -------------------------------------------------

             This Agreement shall not confer upon Executive any right to continue in the employ or service of the Company.

SECTION 9.   Adjustment for Capital Changes.

             The number of shares of Stock  subject to this  Agreement  shall be
appropriately   adjusted  in  the  event  of  a  stock  split,  stock  dividend, recapitalization, or other capital change of the Company.

SECTION 10.  Interpretation.
             --------------

             The Company shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.


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     IN WITNESS  WHEREOF,  the undersigned have executed this Agreement the date and year first written above.

                            Company:
                            -------
                            CDI CORP.


                            By ________________________________________
                                  Mitch Wienick
                                  President and Chief Executive Officer


                            EXECUTIVE:
                            ---------


                            -------------------------------------------
                            Gregory L. Cowan



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